Corporate Capital Trust, Inc. 8-k

Exhibit 99.1

FS/KKR Advisor Announces the Closing of a New Five-Year, $3.435 Billion Revolving Credit Facility

PHILADELPHIA and NEW YORK, Aug. 9, 2018 /PRNewswire/ -- FS/KKR Advisor, LLC (FS/KKR), a partnership between FS Investments and KKR Credit that serves as the investment adviser to six business development companies (BDCs), announced today that a new $3.435 billion, five-year senior secured omnibus revolving credit facility that matures in August 2023 has closed. The new omnibus revolver refinances certain previously existing credit facilities and provides individual borrowing capacity for each of FS Investment Corporation (NYSE: FSIC), FS Investment Corporation II (FSIC II), FS Investment Corporation III (FSIC III) and Corporate Capital Trust (NYSE: CCT). Over 20 lenders participated in this new facility, with JPMorgan Chase Bank, N.A. as administrative agent and ING Capital LLC as collateral agent. JPMorgan Chase Bank N.A., ING Capital LLC, BMO Capital Markets Corp. and SunTrust Robinson Humphrey Inc. are the Joint Lead Arrangers and Joint Bookrunners.

“We are very pleased with the level of commitment to our platform from such a large and strong syndicate of lenders,” said Michael Forman, Chief Executive Officer of FSIC and CCT. “This new omnibus revolving credit facility will provide our funds with additional financial flexibility at a lower cost and allows us to optimize our liability structure and platform.”

“Today’s announcement highlights the strength of the FS/KKR partnership and represents an important milestone as we continue to focus on delivering value to our collective shareholders and investors,” said Todd Builione, President of FSIC and CCT.

About FS/KKR Advisor, LLC

FS/KKR is a partnership between FS Investments and KKR Credit that serves as the investment adviser to six BDCs, including FS Investment Corporation, FS Investment Corporation II, FS Investment Corporation III, FS Investment Corporation IV, Corporate Capital Trust, Inc. and Corporate Capital Trust II.

FS/KKR seeks to leverage the size of its platform, differentiated origination capabilities and expertise in capital markets to maximize returns and preserve capital for investors.

FS Investments is a leading asset manager dedicated to helping individuals, financial professionals and institutions design better portfolios. The firm provides access to alternative sources of income and growth and focuses on setting industry standards for investor protection, education and transparency. FS Investments is headquartered in Philadelphia, PA with offices in New York, NY, Orlando, FL and Washington, DC. Visit www.fsinvestments.com to learn more.

KKR Credit is a subsidiary of KKR & Co. Inc., a leading global investment firm that manages multiple alternative asset classes, including private equity, energy, infrastructure, real estate and credit, with strategic manager partnerships that manage hedge funds. KKR aims to generate attractive investment returns for its fund investors by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation with KKR portfolio companies. KKR invests its own capital alongside the capital it manages for fund investors and provides financing solutions and investment opportunities through its capital markets business. References to KKR’s investments may include the activities of its sponsored funds. For additional information about KKR & Co. Inc. (NYSE: KKR), please visit KKR’s website at www.kkr.com and on Twitter @KKR_Co.

About FSIC

FSIC is a publicly traded BDC focused on providing customized credit solutions to private middle market U.S. companies. FSIC seeks to invest primarily in the senior secured debt and, to a lesser extent, the subordinated debt of private middle market companies to achieve the best risk-adjusted returns for its investors. FSIC is advised by FS/KKR Advisor, LLC. For more information, please visit www.fsinvestmentcorp.com.

About FSIC II and FSIC III

FSIC II and FSIC III are publicly registered, non-traded BDCs focused on providing customized credit solutions to private middle market U.S. companies. FSIC II and FSIC III seek to invest primarily in the senior secured debt and, to a lesser extent, the subordinated debt of private middle market companies to achieve the best risk-adjusted returns for their investors. FSIC II and FSIC III are advised by FS/KKR Advisor, LLC. For more information, please visit www.fsinvestments.com.

About Corporate Capital Trust

CCT is a BDC that provides investors an opportunity to access middle market direct lending investments. CCT is externally managed by FS/KKR Advisor, LLC, and its investment objective is to provide shareholders with current income and, to a lesser extent, long-term capital appreciation. CCT intends to meet its investment objective by investing primarily in the debt of privately owned companies, with a focus on originated transactions. For additional information, please visit www.corporatecapitaltrust.com.

Media (FS Investments / FSIC):
Marc Yaklofsky
media@fsinvestments.com

Investor Relations (FSIC):
Marc Yaklofsky
marc.yaklofsky@fsinvestments.com

Media (KKR / CCT)
Kristi Huller or Cara Kleiman Major
media@kkr.com
212-750-8300

Investor Relations (CCT):
Danny McMahon
CCT-IR@kkr.com

Forward-Looking Statements

This press release may contain certain forward-looking statements, including statements with regard to the future performance or operations of FSIC, FSIC II, FSIC III and CCT. Words such as “believes,” “expects,” “projects” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the filings FSIC, FSIC II, FSIC III and CCT make with the U.S. Securities and Exchange Commission. FSIC, FSIC II, FSIC III and CCT undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.